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                                                                 Exhibit 10.32.1

                             SUPPLEMENT AGREEMENT

                             LEASED FIBER PATHWAYS

This Supplemental Agreement ("Agreement") dated this 26 day of September, 1997, is made and entered into by and between TENNESSEE VALLEY AUTHORITY, a corporate agency and instrumentality of the United States ("TVA"), and DELTACOM, INC. (formerly CONSOLIDATED COMMUNICATIONS CORPORATION prior to merger into DeltaCom, Inc., its wholly owned subsidiary, on December 31, 1993) ("DeltaCom"), having its corporate headquarters at 700 Boulevard South, Suite 101, Huntsville, Alabama 35802.

                                    RECITALS

WHEREAS TVA and Consolidated Communications Corporation ("CCC") have previously entered into an agreement dated March 6, 1990, and identified as TV-79915T (the "TV-79915T Agreement"), enabling TVA and CCC to construct, operate, maintain, and replace a fiber optic cable system; and

WHEREAS CCC, an Alabama corporation, has merged into Delta Communications, Inc., an Alabama corporation and one of CCC's wholly owned subsidiaries, effective December 31, 1993; and

WHEREAS Delta Communications, Inc., changed its name to "DeltaCom, Inc.," simultaneously with said merger effective December 31, 1993; and

WHEREAS TVA has reserve capacity within an interconnected fiber system. Subject to regulatory approval, TVA desires to lease to DeltaCom and DeltaCom desires to lease from TVA a portion of the optical pathways through the adjoining fiber system ("Leased Fiber Pathways") on the terms and conditions set forth in this Agreement; and

WHEREAS DeltaCom has assumed all rights and obligations of CCC, effective December 31, 1993.

NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

Section 1.  ASSUMPTION BY DELTACOM.  DeltaCom hereby assumes all rights and
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obligations of CCC provided for in the TV-79915T Agreement, effective December
31, 1993. The foregoing notwithstanding, all payments made to or by CCC or DeltaCom under the TV 79915T Agreement up to the effective date of this Agreement reduce, to the extent actually made, TVA's obligation to pay CCC or CCC's obligation to pay TVA, as appropriate, sums under the TV-79915T Agreement.
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Section 2.  CERTAIN DEFINITIONS.  As used in this Agreement:
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"Acceptance Date" means the date upon which the Leased Fiber Pathways are accepted by DeltaCom in accordance with Section 6.

"Acceptance Test" has the meaning set forth in Section 5.

"Affiliate," with respect to any person, means any person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified as a result of ownership of more than 50 percent of the voting capital stock or other voting securities of such person.

"Associate," with respect to any person, means any corporation or other business organization of which such person is an officer or partner or is the beneficial owner, directly or indirectly, of 10 percent or more of any class of equity security, any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar capacity and any relative or spouse of such person or any relative of such spouse, who has the same home as such person.

"Availability Date" means the date on which TVA provides DeltaCom access to the Leased Fiber Pathways.

"Effective Date" has the meaning set forth in Section 3.

"Event of Default" has the meaning set forth in Section 18.

"Government Authority" means any court, tribunal, authority, agency, commission, official or instrumentality of the United States (but not TVA), any foreign country or any domestic or foreign state, county, city or other political subdivision.

"Leased Fiber Pathways" has the meaning set forth in Section 4.

"Rent" has the meaning set forth in Section 8.

"Service Affecting Outage" means any interruption or reduction in use of Leased Fiber Pathways in use by DeltaCom that materially affects DeltaCom's ability to conduct its business on the Leased Fiber Pathways.

"Term" has the meaning set forth in Section 7.

Section 3.  CONDITION PRECEDENT.  All obligations of the parties hereto are
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subject to and conditioned on the receipt of all governmental and regulatory approvals required for the execution, delivery, and performance of this Agreement. Each party agrees to use its best efforts to obtain all such approvals applicable to the execution, delivery, and performance of this Agreement as promptly as practicable. The date on which such condition is satisfied (or waived, as the case may be) is referred to in this Agreement as the "Effective Date."

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Section 4.  LEASED FIBER PATHWAYS AND POLE ATTACHMENTS.
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     a.  TVA hereby leases to DeltaCom TWO optical fiber cable pathways that originate at TVA'S ARAB 161-KV SUBSTATION and terminate at TVA's HUNTSVILLE 161-KV SUBSTATION, a distance of 27 V&H miles (the "Leased Fiber Pathways"). (Vertical and Horizontal grid coordinates are used to calculate the "airline distance" between any two rate centers.)

     b. For the purpose of this Agreement, TVA grants to DeltaCom the right to attach, at its expense, an interconnecting fiber cable from DeltaCom's Arab, AL Communication Hub, currently located at 113 South Main Street in Arab, Alabama, along TVA's Arab-Arab District 46-kv Transmission Line to TVA's Arab 161kV Substation along the route and in accordance with the standards described in Exhibit A (the "Interconnecting Fiber Cable"). DeltaCom will supply the fiber cable for the Interconnecting Fiber Cable. Title to the optical fiber cable to be installed along the Leased Fiber Pathways (except that portion of fiber cable between 113 South Main Street in Arab, Alabama, and the substation located at 12th Avenue, N.E. in Arab, Alabama) shall pass to TVA upon delivery to and acceptance by TVA. TVA grants to DeltaCom an irrevocable right to use all but two optical fibers in the fiber cable along the Interconnecting Fiber Cable.
The remaining two optical fibers shall be TVA Capacity. All maintenance, operation or restoral of the Interconnecting Fiber Cable shall be at DeltaCom's expense. Procedures for the maintenance, operation, and restoral for the fiber cable along the Leased Fiber Pathways shall be those set out in the TV-79915T Agreement.

Section 5.  ACCEPTANCE TEST.  TVA shall notify DeltaCom of the Availability
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Date.  Promptly after receipt of such notice, but not later than 15 days after
                                              --------------------------------
the notice, TVA and DeltaCom shall jointly conduct a test ("Acceptance Test") of
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the Leased Fiber Pathways to determine that the fiber pathways meet the specifications described in Exhibit "A" of the TV-79915T Agreement. Within 10 calendar days after completion of the Acceptance Test, DeltaCom shall give TVA written notice of any failure of the Leased Fiber Pathways to satisfy the Acceptance Test. If the Leased Fiber Pathways fail to satisfy the Acceptance Test, TVA shall use its best efforts to promptly correct such failure or provide alternate fiber pathways originating and terminating at the same locations as described in Section 4 above, whereupon DeltaCom and TVA shall jointly conduct another Acceptance Test. The procedure set forth in this section shall be repeated until DeltaCom accepts the Leased Fiber Pathways pursuant to Section 6. If, after the use of the best efforts of the parties, no fiber pathways pass the Acceptance Test, this Agreement shall terminate with no liability of one party to the other.

Section 6.  ACCEPTANCE BY DELTACOM.  DeltaCom shall be deemed to have accepted
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that portion of the Leased Fiber Pathways upon which the first of the following occur:

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     (a) satisfaction of the Acceptance Test for some or all of the Leased Fiber
Pathways pursuant to Section 5;

     (b) DeltaCom uses some or all of the Leased Fiber Pathways for any of the purposes described in or permitted by Section 9.

     (c) DeltaCom acknowledges acceptance of some or all of the Leased Fiber Pathways in writing; or

     (d) DeltaCom fails to give TVA written notice of any failure of the Leased Fiber Pathways to satisfy any Acceptance Test on or before the tenth (10th) day after completion of such Acceptance Test.

For purposes of this Agreement, the first date on which any of the events described in Sections 6(a), 6(b), 6(c), or 6(d) occurs shall be the Acceptance Date.

Section 7.  TERM.  The original term of this Agreement (the "Original Term")
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shall commence on the Acceptance Date and end on the date DeltaCom's original term expires under the TV-79915T Agreement. So long as no Event of Default exists with respect to DeltaCom's obligations under this Agreement, DeltaCom shall have the right and option to extend the term of this Agreement from the date upon which it would otherwise expire for up to four (4) consecutive periods of five (5) years each. Such options to extend the Agreement shall be deemed to have been exercised by DeltaCom upon written notice to TVA no later than six (6) months or earlier than twelve (12) months prior to the expiration of the Original Term or of any Renewal Period, as applicable. TVA will give DeltaCom notice that this Agreement is about to expire during the first ninety (90) days of the twelve (12)-month period immediately preceding the expiration of the initial term or of any Renewal Period; provided, however, that in the event TVA fails to provide this notice and DeltaCom in turn fails to notify TVA with respect to the Renewal Period, DeltaCom shall have sixty (60) days from learning of its failure to provide the foregoing written notice to notify TVA with respect to the Renewal Period. The Original Term and any Renewal Terms are collectively referred to herein as the "Term."

Section 8.  RENT
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     (a) RENT.  Commencing on the Acceptance Date, DeltaCom shall pay to TVA annual rent ("Rent") (i) during the Original Term equal to $75.00 per fiber
                                                           ------
pathway per month, per V&H mile of the Leased Fiber Pathways, payable on the

Acceptance Date and upon the anniversary of the Acceptance Date each year of the
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Original Term thereafter, at the address specified in Section 22 in lawful money
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of the United States by electronic fund transfer, provided; however, that no
Rent shall be due and payable until the Acceptance Date. If the termination date of this Agreement is other than the last day before the anniversary of the Acceptance Date, the Rent to be paid for such partial year shall be prorated by months. Rent for

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Renewal Terms shall be negotiated to reflect the market value for the terms of the renewal.

     (b) INTEREST. Rent shall become overdue if not paid within 30 days after the date on which it became due ("Overdue Rent"). Overdue Rent shall begin to accrue interest daily beginning on the 31st day after it became due until paid at an annual rate equal to the prime rate of interest published in the Wall Street Journal, as the same shall be published on the day on which the Overdue Rent begins to accrue interest (or, if the prime rate of interest is not published on such date, the next business day thereafter on which the prime rate of interest is published in the Wall Street Journal), plus three percent.

     (c) NO SETOFF. The obligation to pay Rent is independent of any other covenant or obligation in this Agreement. DeltaCom shall not be entitled to any setoff or counterclaim against the payments owed hereunder for any act or omission (excluding the failure to provide the Leased Fiber Pathways as herein agreed) of or on account of any claim DeltaCom may have against TVA, unless agreed to by TVA in writing.

     (d) RENEGOTIATION OF RENT DeltaCom and TVA agree that the market for leased fibers may increase or decrease such that the rental amount no longer reflects the market value of the rent of the Leased Fiber Pathways.
Accordingly, after the expiration of the Original Term either party on 180 days written notice to the other can request a renegotiation of the rental amounts in
Section 8(a). The renegotiation would cover the rental amounts for the then current Renewal Term and any remaining Renewal Terms. The Rent for the fiber pathways may also be renegotiated as part of a future fiber project between TVA and DeltaCom. In the event the parties are unable to agree on a reasonable rental amount after ninety (90) days, the disagreement shall be resolved in accordance with the procedure established in Section 19.

Section 9.  USE OF LEASED FIBER PATHWAYS.  DeltaCom shall be entitled to use the
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Leased Fiber Pathways for any lawful purpose, including subleasing or providing telecommunications services to other persons.

Section 10.  TITLE.  Title to the Leased Fiber Pathways shall at all times
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remain with TVA exclusively.

Section 11.  ACCESS TO LEASED FIBER PATHWAYS.  DeltaCom shall be permitted
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access to TVA's Arab 161-kV and Huntsville 161-kV substations with TVA's oversight and prior approval for (a) connection and maintenance of DeltaCom's use of the Leased Fiber Pathways, (b) conducting the Acceptance Test and the correction of any failures to satisfy the Acceptance Test pursuant to Section 5,
(c) any inspection, test, repair, replacement, operation, or other activities involving or affecting DeltaCom's use of the Leased Fiber Pathways, and (d) the removal of

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DeltaCom's connecting fibers after the expiration of the Term or upon earlier termination of this Agreement or DeltaCom's right of possession as provided in
Section 20, hereto.

Section 12.  OBLIGATIONS OF TVA
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     (a) MAINTENANCE.  TVA shall be responsible, at its sole cost and expense, for the operation, maintenance, and repair of the physical components of the Leased Fiber Pathways, including all necessary splicing. Without limiting the generality of the foregoing, TVA shall comply with the maintenance standards and be responsible for the maintenance procedures set forth in Exhibit A of this Agreement.

     (b) PROPERTY TAXES. TVA shall be responsible for the cost of all applicable property taxes or payments in lieu of taxes that are based upon the installation cost, depreciated cost, or fair market value of the physical property that comprise the fiber system in which the Leased Fiber Pathways are placed. DeltaCom shall be responsible for paying all taxes that are assessed or in any way based upon the value, the amount, or the revenue derived from the communications that occur along or within the Leased Fiber Pathways.

Section 13.  OBLIGATIONS OF DELTACOM
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     (a) EXPENSES.  DeltaCom shall be responsible for, and shall bear all costs associated with the furnishing, installation, testing, operation, use, maintenance, repair, replacement, and other aspects of all electronics, communications and other equipment, facilities, and items required for DeltaCom's interconnection with or use of the Leased Fiber Pathways. DeltaCom shall not be responsible for any costs and expenses incurred by TVA in connection with the fiber system containing the Leased Fiber Pathways, including, but not limited to, the rerouting of the fiber system (if in its discretion, TVA ever deems rerouting the fiber system to be necessary or appropriate), except as expressly provided in this Agreement or as otherwise agreed to by and between TVA and DeltaCom.

     (b) REGULATORY COMPLIANCE. DeltaCom shall, at its sole expense, make all required filings and registrations with, and shall obtain all required permits, licenses, approvals, certificates, franchises, consents, and authorizations from, the Federal Communications Commission, the Alabama Public Service Commission, and each other applicable Governmental Authority in connection with its use of the Leased Fiber Pathways, and shall at all times hold, operate and use the Leased Fiber Pathways in accordance with all applicable Federal, state, local, and foreign laws, statutes, rules, regulations, ordinances, and orders.

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Section 14.  INTERRUPTION OF USE.
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     (a) Except as provided in clause (b) herein, TVA shall not be liable to
DeltaCom for any interruption or reduction in the use of the Leased Fiber Pathways by DeltaCom or any other person caused, in whole or in part, by:

          (i) acts of God or any other cause or force beyond the reasonable control of TVA, including but not limited to, flood, earthquake, storm, lightning, fire, strike, epidemic, war, riot, civil disturbance, labor disturbance, sabotage, power outages, accidents, explosions, shortages of equipment or supplies, or unavailability of transportation; or

          (ii) construction, maintenance, repairs, replacements, installation of equipment, investigations, and inspections of or on the fiber system performed (A) by or at the direction of DeltaCom or (B) to the extent reasonably necessary, by or on behalf of TVA; provided, however, that TVA or its agents shall inform its line crews periodically of the location of, and shall use its best efforts to cause such crews to avoid damage to, the Leased Fiber Pathways.

     (b) Notwithstanding clause (a), TVA shall use its reasonable best efforts to restore or assist in restoring DeltaCom's use of the Leased Fiber Pathways as promptly as practicable. Without limiting the effect or generality of the foregoing, if the interruption or reduction in use is a Service Affecting Outage, TVA will use its reasonable best efforts to restore DeltaCom's use of the Leased Fiber Pathways within six (6) hours after receipt of notice from DeltaCom of the Service Affecting Outage.

     (c) In addition, each party shall use its best efforts to give the other party advance notice of work that may cause an interruption or reduction in the other party's use of its portion of the fiber system containing the Leased Fiber Pathways and, in the event of such interruption or reduction, to restore the other party's use of such portion of the fiber system containing the Leased Fiber Pathways as promptly as practicable. Except to the extent such action is delayed by an event set forth in clause (a)(i) or (a)(ii) above, all maintenance, repairs, replacement, installation of equipment, investigations and/or inspections shall be performed in accordance with a mutually agreed upon schedule, so as to minimize inconvenience to both parties hereto.

     (d) DeltaCom hereby agrees to provide (i) written or oral notice to TVA of the number of Leased Fiber Pathways in use by DeltaCom within five (5) business days after some or all of the Leased Fiber Pathways are first placed in use and
(ii) written or oral notice of any subsequent change in the number of Leased Fiber Pathways in use by DeltaCom within five (5) business days after any such change.

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Section 15.  LIABILITY; INDEMNIFICATION.
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     (a) DeltaCom and TVA each hereby release the other and shall indemnify and save harmless the other from any and all claims, demands, or causes of action for personal injuries, property damage, or loss of life or property, including the fiber optic ground wire in which the Leased Fiber Pathways are located, and all reasonable costs and expenses, including reasonable legal fees, incurred in connection with actions arising out of or in any way connected with their respective activities regarding the use, operation, maintenance, repair, defect, or failure of the fiber optic ground wire in which the Leased Fiber Pathways are located, except for those personal injuries, property damage, or loss of life or property caused or occasioned solely by the other's negligence.

     (b) DeltaCom shall indemnify and hold TVA harmless from and against any and all liability, losses, damages, claims, or causes of action and expenses connected therewith (including reasonable attorney's fees) asserted by them or any of their customers by reason of any outage or interruption in the telecommunication services provided to DeltaCom's customers via the Leased Fiber Pathways, including any failure to transmit messages accurately, even if such outage, interruption, or failure was occasioned in whole or in part by TVA, its agents, or employees; provided, however, that such indemnity shall not extend to willful misconduct or gross negligence.

     (c) Neither party shall be liable to the other party for consequential or incidental damages, including lost profits.

     (d) The obligations of the respective parties under this Section 15 shall survive the Expiration Date in respect to any occurrences within the term.

Section 16.  INSURANCE.  Promptly after the Effective Date, DeltaCom shall
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present to TVA certificates of insurance, reasonably acceptable to TVA, evidencing the following insurance coverage:

     (a) worker's compensation insurance coverage complying with the laws of the State of Alabama and employers liability insurance with limits of not less than $500,000 per occurrence;

     (b) comprehensive, general liability insurance coverage, with broad form endorsement attached, for a combined bodily injury and property damage limit of not less than $1,000,000 per occurrence, which coverage shall include blanket contractual, products and completed operations liability coverage;

     (c) comprehensive automobile liability insurance coverage, with a combined bodily injury and property damage limit of not less than $1,000,000 per occurrence, which coverage shall include all owned, non-owned, and hired vehicles; and

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     (d) umbrella liability insurance coverage applying in excess of the limits set forth in clauses (b) and (c) above, subject to a limit of not less than $1,000,000.

All such coverage shall provide for not less than thirty (30) days prior written notice or cancellation or material change. DeltaCom shall maintain such coverage in force at all times during the term of this Agreement. All such policies of insurance (other than policies with respect to the insurance coverage set forth in clause (a) above) shall include TVA, the United States, to the extent and only to the extent that TVA holds real property in the name of the United States, and their employees as additional insureds with respect to the activities of DeltaCom. Moreover, all such policies of insurance (other than policies with respect to the insurance coverage set forth in clause (a) above) shall include a waiver of subrogation of claims against TVA, the United States, to the extent and only to the extent that TVA holds real property in the name of the United States, and their employees.

Section 17.  TERMINATION.
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     (a) EVENTS OF TERMINATION.  This Agreement and the lease created hereby may be terminated and abandoned:

          (i) upon the mutual written agreement of DeltaCom and TVA;

          (ii) by either party, upon written notice to the other, in the event that an injunction or other final order or judgment is entered in any lawsuit or regulatory proceeding restraining TVA's performance under this Agreement declaring or otherwise rendering TVA's performance unlawful or compelling removal, discontinuation or divestiture of all or part or the fiber system and such injunction, order or judgment has not been vacated, reversed or stayed within thirty (30) days from the date of entry thereof;

          (iii) by either party, if any of the transactions contemplated by this Agreement are finally disapproved of by any Government Authority whose approval is required to consummate such transactions.

     (b) NOTICE. The power of termination provided for in this Section 17 may be exercised only by written notice signed by the party exercising such power and forwarded to the other party in accordance with the terms of Section 22.

     (c) EFFECT OF TERMINATION. Upon the occurrence of an event of termination set forth in Section 17(a), except as provided below, this Agreement shall be terminated and neither party nor any of its directors, officers, stockholders, Affiliates, general partners, or limited partners shall have any continuing liability to the other party or its directors, officers, stockholders, Affiliates, general partners, or limited partners under this Agreement; provided, however, that obligations of the parties under Section 15 of this Agreement, and the obligations of DeltaCom to pay Rent accrued through the effective date of such termination, shall remain in full

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force and effect, and no termination pursuant to this Section 17 shall entitle
DeltaCom to the return of any Rent theretofore paid or afford to DeltaCom any defense to the payment of Rent then due and payable.

     (d) TERMINATION OF THE TV-79915T AGREEMENT. In the event the TV-79915T Agreement terminates, this Agreement shall automatically terminate, except as provided in Section 7.

Section 18.  DEFAULT.
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     (a)  Default.

          (i) An event of default ("Event of Default") by DeltaCom shall exist if any one or more of the following events shall occur and be continuing:

               (A) DeltaCom shall admit in writing its inability to pay its debts as such debts become due;

               (B) DeltaCom shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property,
          (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the U.S. Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to the bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or
          (6) take any action for the purpose of effecting any of the foregoing;

               (C) a proceeding or case shall be commenced, without the application or consent of DeltaCom, in any court of competent jurisdiction, seeking (1) its liquidation reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of DeltaCom or of all or any substantial part of its assets, or
          (3) similar relief in respect of DeltaCom under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which is not dismissed within ninety (90) days thereafter;

               (D) DeltaCom shall fail to perform any material obligation under this Agreement (other than the obligation to pay Rent) and such failure shall continue for a period of thirty (30) days following written notice from TVA to DeltaCom specifying such nonperformance; provided that if such failure cannot be cured within such thirty (30) day period with the exercise of reasonable due diligence, TVA shall

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

          grant a reasonable additional period of time in which to cure such failure;

               (E) DeltaCom shall fail or refuse to remit to TVA within sixty
          (60) days following the due date thereof, any Rent then due and payable; or

               (F) except as provided in Section 9 hereof, DeltaCom shall cause or permit the encumbrance of all or any part of its interest in this Agreement or the Leased Fiber Pathways, without the prior written consent of TVA; PROVIDED, that nothing herein shall be construed to require TVA to give consent to such encumbrance or to prevent TVA from withholding its consent to such encumbrance for any or no reason relating to the Leased Files Pathways or for any or no reasonable reason relating to all or any part of DeltaCom's interest in this Agreement.

          (ii) (Currently, TVA is not a debtor entitled to seek protection under bankruptcy law. Any reference to bankruptcy law as it relates to TVA in this section is a recognition that laws change over time.) An Event of Default by TVA shall exist if any one or more of the following events shall occur and be continuing:

               (A) TVA shall (1) apply for or consent to the appointment of, or the taking of, possession by a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property,
          (2) make a general assignment for the benefit of its creditors, (3) commence a voluntary case under the U.S. Bankruptcy Code, (4) file a petition seeking to take advantage of any other law relating to the bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or
          (6) take any action for the purpose of effecting any of the foregoing;

               (B) a proceeding or case shall be commenced, without the application or consent of, in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of TVA or of all or any substantial part of its assets, or (3) similar relief in respect of TVA under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, which is not dismissed within ninety (90) days thereafter;

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               (C) TVA shall fail to perform any material obligation under this
          Agreement (other than restoring use by DeltaCom of the Leased Fiber Pathways as provided in Section 14 of this Agreement) and such failure shall continue for a period of thirty (30) days following written notice from DeltaCom specifying such nonperformance; provided, that if such failure cannot be cured within such thirty (30)-day period with the exercise of reasonable due diligence, DeltaCom shall grant a reasonable additional period of time in which to cure such failure; or

               (D) an interruption of the Leased Fiber Pathways by DeltaCom that continues for a period of thirty (30) days following written notice from DeltaCom to TVA of the interruption or reduction in use, provided that if use of the Leased Fiber Pathways is not restored within such thirty (30) day period with the exercise of reasonable due diligence, DeltaCom shall grant a reasonable additional period of time in which to restore use of the Leased Fiber Pathways.

     (b)  RIGHTS UPON DEFAULT.

          (i) Upon the occurrence of an Event of Default by DeltaCom, subject to the provisions of Section 21 below and Section 18 (a)(i)(A) through (F) above, TVA shall be entitled to immediate and exclusive possession, use, and control of the Leased Fiber Pathways and may forthwith terminate this Agreement by written notice to DeltaCom. Upon the occurrence of an Event of Default, DeltaCom's right to possession and use of the Leased Fiber Pathways by any lawful means shall terminate, without demand or notice of any kind to DeltaCom, except as may be required by law, and without terminating this Agreement or the lease created hereby;

          (ii) Upon the occurrence of an Event of Default by TVA, subject to the provisions of Section 21 below and Section 18 (a)(ii)(A) through (D) above, DeltaCom shall be entitled to terminate this Agreement by written notice to TVA.

Section 19.  REMEDIES.  TVA and DeltaCom may sue from time to time to recover
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any amounts due or enforce any rights under this Agreement, and no suit or recovery shall bar any subsequent action brought for any amount not theretofore reduced to judgment in favor of TVA or DeltaCom, as the case may be. Except as otherwise provided by law, no repossession of the Leased Fiber Pathways by TVA shall be construed as an election by TVA to terminate this Agreement unless a written notice of such intention is given by TVA to DeltaCom pursuant to Section 23; and no receipt of monies by TVA from DeltaCom shall reinstate this Agreement or DeltaCom's right of possession. All remedies provided in this Agreement are cumulative and not exclusive and are in addition to any remedies available at law

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

or in equity. All remedies may be exercised and enforced concurrently or sequentially as often as occasion therefor may arise.

Section 20.  EXPIRATION-SURRENDER.  Within fifteen (15) calendar days after the
----------
expiration of the Term as provided in Section 7 or within fifteen ( 15) calendar days after earlier termination of this Agreement or DeltaCom's right of possession, DeltaCom shall remove its personal property, equipment, and trade fixtures, perform all restoration made necessary by the removal of such items, and peacefully yield up the Leased Fiber Pathways to TVA in good order, repair, and condition, except to the extent that the order, repair, and condition of the Leased Fiber Pathways are not DeltaCom's obligation. If DeltaCom fails or refuses to remove any of its personal property, equipment and trade fixtures, DeltaCom shall be conclusively presumed to have abandoned the same, and title shall thereupon pass to TVA without setoff, credit, allowance or other cost to TVA, and TVA may, at its sole option, accept title to such property by written notice thereof to DeltaCom or, at DeltaCom's expense, may remove the same or any part thereof in any manner TVA may choose, and store, destroy, or otherwise dispose of the same without incurring any liability to DeltaCom or any other person. Except as specified in Section 7, no notice shall be required from either party to terminate the lease created by this Agreement upon the expiration of the Term as provided in Section 7.

Section 21.  SUBORDINATION.  DeltaCom acknowledges and agrees that the lease
----------
created by this Agreement is and shall be subject and subordinate to all mortgages which may now or hereafter affect the fiber system, all permits, licenses, rights-of-way and easements covering the route of the fiber system, and all leases and points of presence in the fiber system, and shall execute such instruments as may reasonably be requested to confirm such subordination. TVA hereby agrees to give written notice to DeltaCom of any claim to the fiber system that affects the right or ability of DeltaCom to use the Leased Fiber Pathways as contemplated herein. If, as a result of any such claim, DeltaCom must abandon use of the Leased Fiber Pathways within nine (9) months after receipt of such notice, TVA hereby agrees to pay DeltaCom an amount equal to the product of the Rent multiplied by the number of months by which the period of notice of any such claim that was provided to DeltaCom by TVA is less than nine
(9) months.

Section 22.  NOTICES.  Any written notice, demand, or request required or
----------
authorized by this Agreement shall be deemed properly given if delivered by certified mail, return receipt requested, or by hand or overnight courier, with delivery acknowledged, as follows:

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

     if to TVA, to:

                              Vice President, Marketing - HR1 3K-NST
                              Tennessee Valley Authority
                              PO Box 292409
                              Nashville, TN 37229-2409
                              Fax:  (615-882-2066)

     with copy to:

                              General Counsel
                              Tennessee Valley Authority
                              400 West Summit Hill Drive - ET 10A
                              Knoxville, TN 37902
                              Fax:  (423-632-2422)

     (b) if to DeltaCom, to:

                              Vice President, Network Engineering
                                 and Support
                              DeltaCom, Inc.
                              206 West 9th Street
                              P.O. Box 510
                              West Point, GA 31833
                              Fax:  (706) 645-8989

     with copy to:

                              Assistant General Counsel
                              DeltaCom, Inc.
                              700 Boulevard South, Suite 101
                              Huntsville, AL 35802
                              Fax:  (205) 650-3936

provided, that emergency notices of impairments in service may be given by telephone by TVA to the person designated by DeltaCom and by DeltaCom to the person designated by TVA. All such telephone notices shall be confirmed in writing. The designation of the person to be notified, or the address or telephone number of such person, may be changed at any time and from time to time, by notice in accordance with this Section 22.

Section 23.  ASSIGNMENT--PARTIES IN INTEREST.  This Agreement shall be binding
----------
upon and inure solely to the benefit of the parties hereto and their successors, legal representatives and assigns, but is not assignable in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. Except as expressly provided in Section 15, nothing in this Agreement express or implied is intended to confer upon any person not a party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, either party may assign its rights and obligations hereunder to any entity controlled by, controlling, or under common control with such party or to any successor by merger or consolidation, or to any purchasers of all or substantially all of the assets or business of such party provided the assignee agrees in writing to the assumption of all rights and obligations of the assignor of this Agreement. In addition, either party may assign and pledge its interest under this Agreement as security for indebtedness without the other party's written consent; provided, however, that such an assignment or pledge shall not relieve the assignor from any of its obligations under this Agreement or increase or decrease the rights and obligations of the non-assigning party under this Agreement.

Section 24.  ENTIRE AGREEMENT--AMENDMENT.  This Agreement constitutes the entire
----------
agreement between the parties hereto with respect to the use by DeltaCom of the Leased Fiber Pathways and cancels and supersedes all prior agreements, proposals, negotiations, representations, discussions, and correspondence, either written or oral, with respect to the subject matter hereof. No alteration, changes, or amendments to this Agreement shall be effective unless in writing and signed by both parties hereto.

Section 25.  WAVIER.  No waiver of a breach of any provision of this Agreement
----------
shall constitute a waiver of any other breach or of the future performance of such provision.

Section 26.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
----------
IN ACCORDANCE WITH THE FEDERAL LAWS OF THE UNITED STATES OR, IF THE FEDERAL LAWS OF THE UNITED STATES DOES NOT PROVIDE A RULE FOR DECISION, THE LAWS OF TENNESSEE WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW. ANY ACTION TO ENFORCE THIS AGREEMENT SHALL BE BROUGHT IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF TENNESSEE OR THE NORTHERN DISTRICT OF ALABAMA.

Section 27.  SEVERABILITY.  If any one or more of the provisions contained in
----------
this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein unless any party would thereby be deprived of material benefit.

Section 28.  NO WARRANTIES.  TVA MAKES NO WARRANTY OF ANY KIND WHATSOEVER
----------
CONCERNING THE LEASED FIBER PATHWAYS. ALL

IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY TVA AND ARE EXCLUDED FROM THIS AGREEMENT.

Section 29.  NO BROKERS.  Each party represents and warrants to the other that
----------
no broker or finder is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement and the transaction contemplated hereby based upon arrangements made by or on behalf of such party.

Section 30.  INTERPRETATION.  Unless otherwise explicitly stated, all references
----------
to sections or subsections refer to sections or subsections of this Agreement. The terms "hereof," "hereto," "hereby," and terms of similar import refer to this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Section, subsection, and other headings are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


TENNESSEE VALLEY AUTHORITY                DELTACOM, INC.
By       /s/ Mark O. Medford       By     /s/ Douglas A. Shumate
         ------------------------         --------------------------
Name     Mark O. Medford           Name   Douglas A. Shumate
         ------------------------         --------------------------
Title    Executive Vice President  Title  Sr. Vice President and CFO
         ------------------------         --------------------------
Date     September 26, 1997        Date   September 17, 1997
         ------------------------         --------------------------


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